UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 11, 2008

Fit For Business International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-123176	20-2008579
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. Employer Identification No.)

9900 Research Drive
Irvine, California 92618
(Address of principal executive offices) (zip code)

(949) 635-1240
(Registrant's telephone number, including area code)

10/27 Mayneview St.,
Milton, Q 4064 Australia
(Former name or former address, if changed since last report.)

                         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

               As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2008, on January 16, 2008, we entered into an Agreement for the Purchase of Stock with our former Chief Executive Officer, Mark Poulsen, Kamaneal Investments Pty Ltd., an entity controlled by Mr. Poulsen, Karen Poulsen, Mr. Poulsen's wife, (collectively, the "Sellers"), and Route 32, LLC, a New York limited liability company (the "Purchaser"), under which, at Closing, the Sellers would sell 84,080,000 shares of our common stock owned by them, representing 85.5% of our issued and outstanding common stock and voting rights, to the Purchaser for a purchase price of $500,000.

               Effective on February 12, 2008, the transaction closed.

               Pursuant to the Agreement, we entered into a Subsidiary Acquisition Option Agreement with Mark Poulsen dated February 11, 2008, pursuant to which we have the option, in our sole discretion, to sell 100% of the outstanding stock of our subsidiary, Fit For Business (Australia) Pty Limited ("FFB Australia"), to Mark Poulsen in exchange for either the 250,000 shares of our common stock Mr. Poulsen has the right to receive under the Agreement, or, Mr. Poulsen's right to receive the 250,000 shares if those shares have not been issued at the time we exercise our option. A copy of the Subsidiary Acquisition Option Agreement is attached hereto as Exhibit 10.2.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

               As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2008, on January 16, 2008, we entered into an Agreement for the Purchase of Stock with our former Chief Executive Officer, Mark Poulsen, Kamaneal Investments Pty Ltd., an entity controlled by Mr. Poulsen, and Mr. Poulsen's wife, Karen Poulsen (collectively, the "Sellers"), and Route 32, LLC, a New York limited liability company (the "Purchaser"), under which, at Closing, the Sellers would sell 84,080,000 shares of our common stock owned by them, representing 85.5% of our issued and outstanding common stock and voting rights, to the Purchaser for a purchase price of $500,000. The transaction closed on February 12, 2008, and the Sellers sold the 84,080,000 shares of our common stock to Route 32, LLC, resulting in Route 32, LLC owing 85.5% of our issued and outstanding common stock. Other than as set forth in the Agreement, there are no other arrangements currently in place that will result in a change of control of the company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

               On February 12, 2008, Mark Poulsen resigned as our sole Director, and from his positions as our President, Chief Executive Officer and Chairman of the Board. On the same date, Anthony Head resigned as our Senior Vice President of Sales and Ms. Sandra Wendt resigned from her positions as our Senior Vice President of Administration, Chief Financial Officer, and Principal Accounting Officer. In conjunction with their resignation, and in accordance with the Agreement to Purchase Stock, Ms. Adele Ruger was appointed as the sole member of our Board of Directors and was appointed as our President, Secretary and Treasurer.

               Adele Ruger is our incoming President, Secretary, Chief Financial Officer and Director. Ms. Ruger has been a real estate agent since 2003 for Mountview Realty in New Paltz, New York. Since 1997, Ms. Ruger has also been a real estate owner and property manager of personally-owned investment properties located primarily in New Paltz, New York. Ms. Ruger received her Bachelor of Science from Long Island University in New York in 1972, and her Master of Science from State University of New York at New Paltz in 1977.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1	Agreement for the Purchase of Stock, dated January 16, 2008 (1)

10.2	Subsidiary Acquisition Option Agreement, dated February 11, 2008

(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on January 23, 2008.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2008

/s/	Adele Ruger
By:	Adele Ruger
Its:	President